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                                                                       EXHIBIT 3
                                                                       ---------


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Post-Effective Amendment No. 10 to the Registration Statement of Solution Mutual Funds, formerly Magna Funds, on Form N-1A (File No. 33-78408) of our report dated September 15, 1999 relating to the financial statements and financial highlights appearing in the August 31, 1999 Annual Report to the Shareholders of the Growth & Income Fund, Intermediate Government Bond Fund, and Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statement of Additional Information.


                                          PricewaterhouseCoopers LLP


Columbus, Ohio
June 30, 2000